                                                                     Exhibit 5.1

          [LETTERHEAD OF GRAY, HARRIS & ROBINSON, P.A. APPEARS HERE]


                               December 21, 1998


Autonomous Technologies Corporation
2800 Discovery Drive
Orlando, Florida 32826

        RE: Registration Statement on Form S-3

Dear Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on or about December 22, 1998 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 813,197 shares of Common Stock of Autonomous Technologies Corporation (the "Shares"). As your counsel in connection with this transaction, we have examined the proceedings taken and proposed to be taken in connection with said sale and issuance of the Shares.

        It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, the Shares when issued in the manner referred to in the Registration Statement will be legally issued, fully paid and nonassessable.

[LETTERHEAD OF GRAY, HARRIS & ROBINSON, P.A. APPEARS HERE]



Autonomous Technologies Corporation
Page 2
December 21, 1998




        We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting part thereof, and any amendment thereto and any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) and all post-effective amendments thereto.


                                        Very truly yours,

                                        Gray, Harris & Robinson
                                        Professional Association

                                        By:  /s/ William A. Grimm
                                             --------------------
                                                 William A. Grimm